As filed with the Securities and Exchange Commission on July 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	83-2787199
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Planet 13 Holdings Inc. 2023 Equity Incentive Plan

(Full title of the plan(s))

Robert Groesbeck & Larry Scheffler

Co-Chief Executive Officers

Planet 13 Holdings Inc.

2548 West Desert Inn Road, Suite 100

Las Vegas, Nevada 89109

(Name and address of agent for service)

(702) 815-1313

(Telephone number, including area code, of agent for service)

Copies to:

Kevin J. Roggow, Esq. Cozen O’Connor P.C. 3 WTC, 175 Greenwich Street 55th Floor New York, New York 10007 (212) 509-9400	Tatev Oganyan, Esq. Planet 13 Holdings Inc. 2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada 89109 (702) 815-1313

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Planet 13 Holdings Inc., a Nevada corporation (the “Company” or the “Registrant”), is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register an additional 10,000,000 shares of common stock, no par value, of the Company, for issuance pursuant to the Planet 13 Holdings Inc's 2023 Equity Incentive Plan (as amended from time to time, the “2023 Plan”).

In connection with the 2023 Plan, the Registrant previously filed with the Commission a registration statement on Form S-8 (Registration No. 333-274566) on September 19, 2023 (the “Prior 2023 Plan Registration Statement”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior 2023 Plan Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART I

Item 1. Plan Information.

Not required to be filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 26, 2025 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the Commission on May 14, 2025;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 3, 2025, March 7, 2025, March 27, 2025, April 2, 2025, May 14, 2025, May 22, 2025, and June 12, 2025;
(d)	The Registrant’s Current Reports on Form 8-K/A filed with the Commission on April 8, 2025; and
(e)	The description of the Capital Stock set forth in Exhibit 4.7 to the Registrant’s Form 10-K (No. 000-56374) for the fiscal year ended December 31, 2024 filed with the Commission on March 26, 2025.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished, but not filed, on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes (the “NRS”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person is not liable under the NRS for failing to exercise his or her power in good faith and with a view to the interests of the corporation (and in deciding upon matters of business on an informed basis) or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. With respect to actions by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person is not liable under the NRS for failing to exercise his or her power in good faith and with a view to the interests of the corporation (and in deciding upon matters of business on an informed basis) or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under the NRS, a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

Under the bylaws of the Registrant, the Registrant must indemnify any director, officers, employee or agent of the Registrant against any claim, action, suit, proceeding, arbitration or governmental investigation against expenses (including attorneys’ fees, judgments, fines and amounts paid or owed in settlement actually and reasonably paid or rendered or levied against the person if acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The Registrant entered into employment agreements that include indemnification provisions with each of the Registrant’s executive officers. Under these provisions, each executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference			Filed / Furnished
Exhibit No.	Description	Form	Exhibit	Filing Date	Herewith
4.1	Articles of Incorporation of Planet 13 Holdings Inc., a Nevada corporation.	8-K	3.2	09/18/2023
4.2	Bylaws of Planet 13 Holdings, Inc., a Nevada corporation.	8-K	3.3	09/18/2023
4.3	Planet 13 Holdings Inc. 2023 Equity Incentive Plan.	8-K	10.1	09/18/2023
4.4	Form of Incentive Stock Option Agreement.	8-K	10.2	09/18/2023
4.5	Form of Non-Qualified Stock Option Agreement.	8-K	10.3	09/18/2023
4.6	Form of Restricted Stock Unit Agreement.	8-K	10.4	09/18/2023
5.1	Opinion of Kearney, Puzey & Damonte Ltd., as to the legality of the securities being registered.				✓
23.1	Consent of Davidson & Company LLP.				✓
23.2	Consent of Kearney, Puzey & Damonte Ltd. (included in Exhibit 5.1).				✓
24.1	Powers of Attorney (set forth on the signature page contained in Part II of this Post-Effective Amendment).				✓
107	Filing Fee Table.				✓

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, the State of Nevada, on the 22nd day of July, 2025.

PLANET 13 HOLDINGS INC.

Date: July 22, 2025	By:	/s/ Robert Groesbeck
Robert Groesbeck
Co-Chief Executive Officer and Co-President

Date: July 22, 2025	By:	/s/ Larry Scheffler
Larry Scheffler
Co-Chief Executive Officer and Co-President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Robert Groesbeck and Larry Scheffler, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all other amendments (including, without limitation, other post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Groesbeck	Director, Co-Chief Executive Officer and Co-President	July 22, 2025
Robert Groesbeck	(Principal Executive Officer)

/s/ Larry Scheffler	Director, Co-Chief Executive Officer and Co-President	July 22, 2025
Larry Scheffler	(Principal Executive Officer)

/s/ Steve McLean	Interim Chief Financial Officer	July 22, 2025
Steve McLean	(Principal Financial and Accounting Officer)

/s/ Adrienne O’Neal	Director	July 22, 2025
Adrienne O’Neal

/s/ Kevin Martin	Director	July 22, 2025
Kevin Martin

/s/ David Loop	Director	July 22, 2025
David Loop